Exhibit 2.1.1

EXECUTION

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT to the Asset Purchase Agreement, dated February 26, 2020 (this “Amendment”), is entered into by and among Prince A Purchaser, LLC and Prince N Purchaser, LLC, each a Delaware limited liability company (together, the “Purchasers”) and Acurity Inc. and Nexera, Inc., each a New York corporation (together, the “Company Parties”).

WHEREAS, reference is hereby made to that certain Asset Purchase Agreement, dated February 3, 2020 (the “Agreement”), by and among the Purchasers, the Company Parties, Premier Healthcare Alliance, L.P., a California limited partnership (“Purchaser Guarantor”), and GNYHA Management Corporation, a New York corporation; and

WHEREAS, in accordance with Section 10.3 of the Agreement, the Purchasers and Company Parties desire to amend the Agreement as set forth herein to ameliorate certain errors in the description of and references to the Purchaser Guarantor. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

NOW, THEREFORE, in further consideration of the mutual promises and covenants contained in the Agreement and without the requirement of any additional consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Amendments. The preamble of the Agreement is hereby amended and restated in its entirety as follows:

THIS ASSET PURCHASE AGREEMENT (along with the exhibits and schedules hereto, this “Agreement”) is made as of February 3, 2020, by and among Prince A Purchaser, LLC, a Delaware limited liability company (the “Premier Acurity Purchaser”), and Prince N Purchaser, LLC, a Delaware limited liability company (the “Premier Nexera Purchaser,” and, together with Premier Acurity Purchaser, the “Purchasers,” and each, individually, a “Purchaser”), Acurity, Inc., f/k/a GNYHA Services, Inc., a New York corporation (“Acurity”) and Nexera, Inc., f/k/a GNYHA Consulting, Inc., a New York corporation (“Nexera” and, together with Acurity, the “Company Parties” and each, individually, a “Company Party”), Premier Healthcare Alliance, L.P., a California limited partnership (the “Purchaser Guarantor” or “Premier LP”) (solely for purposes of Sections 4.1, 4.5, 4.8, 6 and 8.5 and the other provisions in which Purchaser Guarantor is named) and GNYHA Management Corporation, a New York corporation (the “Guarantor” solely for purposes of Sections 3.3(a), 6.2, 6.3, 6.4, 6.5, 6.6, 6.10(b), 6.13, 6.15, 6.16, 6.17, 6.18 and 8.4 and the other provisions in which the Guarantor is named). Certain terms used in this Agreement shall have the meaning ascribed to them in Section 9 hereof.

2.    Entire Agreement. This Amendment, the Agreement, the other Transaction Documents and any documents, agreements, instruments and certificates delivered pursuant hereto or thereto (together with the recitals, the schedules and exhibits herein and therein), embody the entire agreement and understanding among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.

3.    Miscellaneous. Sections 10.5 (Notices), 10.7 (Headings; Gender), 10.8 (Severability), 10.11 (Governing Law), 10.12 (Dispute Resolution), 10.14 (Waiver of Jury Trial); and 10.17 (Construction) of the Agreement are incorporated by reference herein, mutatis mutandis.

4.    Counterparts. This Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail in PDF or similar format shall be effective as delivery of a mutually executed counterpart to this Amendment.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed on its behalf of the day and year first above written.

PURCHASERS:

PRINCE A PURCHASER, LLC

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

PRINCE N PURCHASER, LLC

By:	/s/ Craig McKasson
Name:	Craig McKasson
Title:	Chief Financial Officer

COMPANY PARTIES:

ACURITY, INC.

By:	/s/ Lee H. Perlman
Name:	Lee H. Perlman
Title:	Chief Executive Officer

NEXERA, INC.

By:	/s/ Lee H. Perlman
Name:	Lee H. Perlman
Title:	Chief Executive Officer

[Signature Page to First Amendment]